Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FIRST QUARTER FISCAL YEAR 2022
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held May 5, 2022 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q1 Fiscal 2022 Summary (Quarter ended April 2, 2022)
•Revenue: $148.4 million
•Net income: $11.4 million, or 7.7% of revenue; non-GAAP net income: $11.6 million, or 7.8% of revenue
•Net income per diluted share: $1.52; non-GAAP net income per diluted share: $1.53
•Operating margin: 10.5%; non-GAAP operating margin: 10.6%
•Non-GAAP EBITDA: $18.9 million, or 12.7% of revenue
•Effective tax rate and non-GAAP effective tax rate: 26.4%
•Utilization: 74%
•Consultant headcount at the end of Q1 of fiscal 2022: 878, which consists of 146 officers, 505 other senior staff and 227 junior staff
•Cash: $43.7 million at April 2, 2022
•Revolving credit facility borrowing capacity: $110.6 million at April 2, 2022

Revenue
For Q1 of fiscal 2022, revenue was $148.4 million, compared with revenue of $146.5 million for Q1 of fiscal 2021.
Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Officers	146	140	138	141	145
Other Senior Staff	505	477	495	483	497
Junior Staff	227	244	249	209	195
Total	878	861	882	833	837

Utilization
For Q1 of fiscal 2022, companywide utilization was 74%, compared with 76% for Q1 fiscal 2021.
Client Reimbursables
For Q1 of fiscal 2022, client reimbursables were $16.2 million, or 10.9% of revenue, compared with $16.5 million, or 11.2% of revenue, for Q1 of fiscal 2021.
Contingent Liability
CRA had no contingent consideration obligation during Q1 of fiscal 2022. The estimated value of the contingent consideration obligation increased during Q1 of fiscal 2021 by $0.4 million to $15.0 million and was subsequently paid in February 2021.

The change in the value of the contingent liability is recorded as an adjustment to cost of services (exclusive of depreciation and amortization) in the period reported.
Selling, General and Administrative (SG&A) Expenses
For Q1 of fiscal 2022, SG&A expenses were $25.8 million, or 17.4% of revenue, compared with $23.2 million, or 15.8% of revenue, for Q1 of fiscal 2021. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 3.0% of revenue for Q1 of fiscal 2022, compared with 2.6% in Q1 of fiscal 2021. Excluding these commissions, SG&A expenses were 14.4% of revenue for Q1 of fiscal 2022, compared with 13.2% in Q1 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
SG&A expenses	$25,817	17.4%	$23,206	15.8%
Less: commissions to non-employee experts	4,496	3.0%	3,791	2.6%
SG&A expenses excluding commissions	$21,321	14.4%	$19,415	13.2%
Depreciation & Amortization
For Q1 of fiscal 2022, depreciation and amortization expenses amounted to $3.0 million, or 2.0% of revenue, compared with $3.3 million, or 2.3% of revenue, for Q1 of fiscal 2021.
Forgivable Loan Amortization
For Q1 of fiscal 2022, forgivable loan amortization was $7.8 million, or 5.3% of revenue, compared with $8.0 million, or 5.5% of revenue, for Q1 of fiscal 2021.
Share-Based Compensation Expense
For Q1 of fiscal 2022, share-based compensation expense was approximately $1.0 million, or 0.7% of revenue, compared with $0.8 million, or 0.6% of revenue, for Q1 of fiscal 2021.
Operating Income
For Q1 of fiscal 2022, operating income was $15.5 million, or 10.5% of revenue, compared with operating income of $14.6 million, or 10.0% of revenue, for Q1 of fiscal 2021. Non-GAAP operating income was $15.7 million, or 10.6% of revenue, for Q1 of fiscal 2022, compared with $15.0 million, or 10.2% of revenue, for Q1 of fiscal 2021.

	Fiscal Quarter Ended
$ in 000’s	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
Income from operations	$15,529	10.5%	$14,637	10.0%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	—	—%	380	0.3%
Acquisition-related costs	171	0.1%	—	—%
Non-GAAP income from operations	$15,700	10.6%	$15,017	10.2%
Interest Income (Expense), net
For Q1 of fiscal 2022, net interest expense was $0.2 million, or 0.1% of revenue, compared with net interest expense of $0.2 million, or 0.1% of revenue, for Q1 of fiscal 2021.
Foreign Currency Gains (Losses), net
For Q1 of fiscal 2022, net foreign currency gains were $0.2 million, or 0.1% of revenue, compared with net foreign currency losses of $0.6 million, or 0.4% of revenue, for Q1 of fiscal 2021.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.
Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	April 2, 2022	April 3, 2021	April 2, 2022	April 3, 2021
Tax Provision	$4,094	$3,386	$4,140	$3,489
Effective Tax Rate	26.4%	24.4%	26.4%	24.5%

	Fiscal Quarter Ended
$ in 000’s	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
Income before provision for income taxes	$15,520	10.5%	$13,887	9.5%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	—	—%	380	0.3%
Acquisition-related costs	171	0.1%	—	—%
Non-GAAP income before provision for income taxes	$15,691	10.6%	$14,267	9.7%

GAAP provision for income taxes	$4,094		$3,386
Tax effect on non-GAAP adjustments	46		103
Non-GAAP provision for income taxes	$4,140		$3,489
Net Income
For Q1 of fiscal 2022, net income was $11.4 million, or 7.7% of revenue, or $1.52 per diluted share, compared with net income of $10.5 million, or 7.2% of revenue, or $1.34 per diluted share, for Q1 of fiscal 2021. Non-GAAP net income for Q1 of fiscal 2022 was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share, compared with $10.8 million, or 7.4% of revenue, or $1.37 per diluted share, for Q1 of fiscal 2021.
Non-GAAP EBITDA
For Q1 of fiscal 2022, non-GAAP EBITDA was $18.9 million, or 12.7% of revenue, compared with $17.8 million, or 12.1% of revenue, for Q1 of fiscal 2021.
Constant Currency Basis
For Q1 of fiscal 2022, revenue was $148.4 million, and net income was $11.4 million, or 7.7% of revenue, or $1.52 per diluted share. On a constant currency basis relative to Q1 of fiscal 2021, Q1 of fiscal 2022 revenue would have been higher by $1.0 million to $149.4 million, GAAP net income would have increased by $0.1 million to $11.5 million, or 7.7% of revenue, and earnings per diluted share would have increased by $0.01 to $1.53 per diluted share.
For Q1 of fiscal 2022, revenue was $148.4 million, and non-GAAP net income was $11.6 million, or 7.8% of revenue, or $1.53 per diluted share. On a constant currency basis relative to Q1 of fiscal 2021, Q1 of fiscal 2022 revenue would have been higher by $1.0 million to $149.4 million, non-GAAP net income would have increased by $0.1 million to $11.7 million, or 7.8% of revenue, non-GAAP earnings per diluted share would have increased by $0.01 to $1.54 per diluted share, and non-GAAP EBITDA would have increased by $0.1 million to $19.0 million, or 12.7% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at April 2, 2022 were $173.7 million, compared with $155.7 million at April 3, 2021. Current liabilities at April 2, 2022 were $208.9 million, compared with $183.1 million at April 3, 2021.
Total Days Sales Outstanding, or DSO, for Q1 of fiscal 2022 was 99 days, consisting of 59 days of billed and 40 days of unbilled. This compares with 92 days reported for Q1 of fiscal 2021, consisting of 52 days of billed and 40 days of unbilled.
Cash and Cash Flow
Cash was $43.7 million at April 2, 2022, compared with $31.6 million at April 3, 2021.
Net cash used in operating activities for Q1 of fiscal 2022 was $61.8 million, compared with net cash used in operating activities of $39.8 million for Q1 of fiscal 2021.
As of April 2, 2022, outstanding borrowings under CRA’s revolving credit facility amounted to $60.0 million. At April 3, 2021, outstanding borrowings under CRA’s revolving credit facility amounted to $40.0 million.

Net cash used in investing activities totaled $12.0 million for Q1 of fiscal 2022, which included consideration paid for the acquisition of Welch Consulting, Ltd., compared with $0.7 million for Q1 of fiscal 2021.
CRA repurchased approximately 57,000 shares of its common stock during Q1 of fiscal 2022 for $5.0 million, compared with Q1 of fiscal 2021, when approximately 167,000 shares of common stock were repurchased for $9.6 million.
A quarterly cash dividend of $0.31 per common share, for total dividends and dividend equivalents of $2.4 million was paid in Q1 of fiscal 2022, compared with a quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $2.1 million paid in Q1 of fiscal 2021.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the years ended January 1, 2022 and January 2, 2021 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 1, 2022, filed with the Securities and Exchange Commission on March 3, 2022. The condensed consolidated statement of cash flow data for the second and third quarters of fiscal year 2020, and the first, second, and third quarters of fiscal year 2021 and the first quarter of fiscal year 2022 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 1, 2022 and January 2, 2021 and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2022	2022	2021	2021	2021
Net cash provided by (used in) operating activities	$53,708	$(61,838)	$61,795	$50,126	$3,625
Net cash used in investing activities	(13,916)	(11,985)	(893)	(560)	(478)
Net cash provided by (used in) financing activities	(26,347)	52,111	(14,173)	(43,428)	(20,857)
Effect of foreign exchange rates on cash and cash equivalents	(1,372)	(716)	(264)	(450)	58
Net increase (decrease) in cash and cash equivalents	$12,073	$(22,428)	$46,465	$5,688	$(17,652)
Cash and cash equivalents at beginning of period	31,629	66,130	19,665	13,977	31,629
Cash and cash equivalents at end of period	$43,702	$43,702	$66,130	$19,665	$13,977

GAAP Condensed Consolidated Statement of Cash Flows	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2021	2021	2020	2020	2020
Net cash provided by (used in) operating activities	$80,190	$(39,848)	$65,315	$33,648	$21,075
Net cash used in investing activities	(9,837)	(692)	(1,352)	(2,225)	(5,568)
Net cash provided by (used in) financing activities	(57,150)	26,465	(44,558)	(26,687)	(12,370)
Effect of foreign exchange rates on cash and cash equivalents	2,608	27	2,164	565	(148)
Net increase (decrease) in cash and cash equivalents	$15,811	$(14,048)	$21,569	$5,301	$2,989
Cash and cash equivalents at beginning of period	15,818	45,677	24,108	18,807	15,818
Cash and cash equivalents at end of period	$31,629	$31,629	$45,677	$24,108	$18,807

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2022	2022	2021	2021	2021
GAAP net cash provided by (used in) operating activities	$53,708	$(61,838)	$61,795	$50,126	$3,625
Forgivable loan advances	21,178	8,800	4,893	5,105	2,380
Forgivable loan repayments	(69)	—	(69)	—	—
Other non-recurring cash items (1)	111	111	—	—	—
Adjusted net cash flows from operations	$74,928	$(52,927)	$66,619	$55,231	$6,005

Net revenue	$567,797	$148,382	$134,766	$136,412	$148,237

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	9.5%	(41.7)%	45.9%	36.7%	2.4%
Adjusted net cash flows from operations as a percentage of net revenue	13.2%	(35.7)%	49.4%	40.5%	4.1%

Adjusted Net Cash Flows from Operations	LTM	Q1	Q4	Q3	Q2
($ in 000’s)	Q1 2021	2021	2020	2020	2020
GAAP net cash provided by (used in) operating activities	$80,190	$(39,848)	$65,315	$33,648	$21,075
Forgivable loan advances	11,126	2,150	3,940	104	4,932
Forgivable loan repayments	—	—	—	—	—
Other non-recurring cash items (1)	10,393	10,393	—	—	—
Adjusted net cash flows from operations	$101,709	$(27,305)	$69,255	$33,752	$26,007

Net revenue	$528,733	$146,518	$137,422	$121,762	$123,031

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	15.2%	(27.2)%	47.5%	27.6%	17.1%
Adjusted net cash flows from operations as a percentage of net revenue	19.2%	(18.6)%	50.4%	27.7%	21.1%
(1) Other non-recurring cash items includes acquisition-related costs in Q1 fiscal 2022 and a portion of the cash paid to settle a contingent consideration obligation in Q1 fiscal 2021.
NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes, SG&A expenses excluding commissions and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 2, 2022 COMPARED TO APRIL 3, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
Revenues	$148,382	100.0%	$146,518	100.0%
Cost of services (exclusive of depreciation and amortization)	104,060	70.1%	105,374	71.9%
Selling, general and administrative expenses	25,817	17.4%	23,206	15.8%
Depreciation and amortization	2,976	2.0%	3,301	2.3%
Income from operations	15,529	10.5%	14,637	10.0%

Interest expense, net	(208)	-0.1%	(199)	-0.1%
Foreign currency gains (losses), net	199	0.1%	(551)	-0.4%
Income before provision for income taxes	15,520	10.5%	13,887	9.5%
Provision for income taxes	4,094	2.8%	3,386	2.3%
Net income	$11,426	7.7%	$10,501	7.2%

Net income per share:
Basic	$1.55		$1.37
Diluted	$1.52		$1.34

Weighted average number of shares outstanding:
Basic	7,360		7,626
Diluted	7,503		7,831

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 2, 2022 COMPARED TO APRIL 3, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
Revenues	$148,382	100.0%	$146,518	100.0%

Net income	$11,426	7.7%	$10,501	7.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	380	0.3%
Acquisition-related costs	171	0.1%	—	—%
Tax effect on adjustments	(46)	—%	(103)	-0.1%
Non-GAAP net income	$11,551	7.8%	$10,778	7.4%

Non-GAAP net income per share:
Basic	$1.56		$1.41
Diluted	$1.53		$1.37

Weighted average number of shares outstanding:
Basic	7,360		7,626
Diluted	7,503		7,831

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 2, 2022 COMPARED TO APRIL 3, 2021
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 2, 2022	As a % of Revenue	April 3, 2021	As a % of Revenue
Revenues	$148,382	100.0%	$146,518	100.0%

Net income	$11,426	7.7%	$10,501	7.2%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	380	0.3%
Acquisition-related costs	171	0.1%	—	—%
Tax effect on adjustments	(46)	—%	(103)	-0.1%
Non-GAAP net income	$11,551	7.8%	$10,778	7.4%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	208	0.1%	199	0.1%
Provision for income taxes	4,140	2.8%	3,489	2.4%
Depreciation and amortization	2,976	2.0%	3,301	2.3%
Non-GAAP EBITDA	$18,875	12.7%	$17,767	12.1%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 2, 2022	January 1, 2022
Assets
Cash	$43,702	$66,130
Accounts receivable and unbilled services, net	173,651	162,057
Other current assets	24,795	21,160
Total current assets	242,148	249,347

Property and equipment, net	51,836	53,612
Goodwill and intangible assets, net	99,045	93,117
Right-of-use assets	107,655	110,475
Other assets	50,158	48,809
Total assets	$550,842	$555,360

Liabilities and Shareholders’ Equity
Accounts payable	$20,252	$23,511
Accrued expenses	103,640	156,314
Current portion of lease liabilities	15,023	14,337
Revolving line of credit	60,000	—
Other current liabilities	10,031	18,924
Total current liabilities	208,946	213,086
Non-current portion of lease liabilities	120,231	124,464
Other non-current liabilities	12,440	11,976
Total liabilities	341,617	349,526

Total shareholders’ equity	209,225	205,834
Total liabilities and shareholders’ equity	$550,842	$555,360

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 2, 2022	April 3, 2021
Operating activities:
Net income	$11,426	$10,501
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired business:
Non-cash items, net	7,086	6,149
Accounts receivable and unbilled services	(7,110)	(3,030)
Working capital items, net	(73,240)	(53,468)
Net cash used in operating activities	(61,838)	(39,848)

Investing activities:
Purchases of property and equipment, net	(1,346)	(692)
Consideration paid for acquisition	(10,639)	—
Net cash used in investing activities	(11,985)	(692)

Financing activities:
Issuance of common stock, principally stock options exercises	341	1,113
Borrowings under revolving line of credit	60,000	42,000
Repayments under revolving line of credit	—	(2,000)
Tax withholding payments reimbursed by shares	(897)	(588)
Cash paid for contingent consideration	—	(2,357)
Cash dividends paid	(2,377)	(2,061)
Repurchase of common stock	(4,956)	(9,642)
Net cash provided by financing activities	52,111	26,465

Effect of foreign exchange rates on cash and cash equivalents	(716)	27

Net decrease in cash and cash equivalents	(22,428)	(14,048)
Cash and cash equivalents at beginning of period	66,130	45,677
Cash at end of period	$43,702	$31,629

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(211)	$(294)
Right-of-use assets obtained in exchange for lease obligations	$1,210	$1,070
Restricted common stock issued for contingent consideration	$—	$2,250
Supplemental cash flow information:
Cash paid for taxes	$1,622	$844
Cash paid for interest	$97	$24
Cash paid for amounts included in operating lease liabilities	$5,285	$5,157